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                               CONTRACT SCHEDULE
                GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

EFFECTIVE DATE:                        [February 15, 2005]

GMIB PAYMENT ADJUSTMENT FACTOR:        [100%]

LAST HIGHEST ANNIVERSARY DATE:         [Owner's (or oldest Joint Owner's or
                                       Annuitant's if owner is a non-natural
                                       person) [81/st/] birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                     [ %]

LAST INCREASE DATE:                    [Contract Anniversary prior to the
                                       Owner's (or oldest Joint Owner's or
                                       Annuitant's if owner is a non-natural
                                       person) [91/st/] birthday]

GMIB RIDER CHARGE:                     [1.00%]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                 [ %]

BASIS OF GMIB ANNUITY TABLE:           [The GMIB Annuity Tables are based on
                                       the Annuity 2000 Mortality Table with
                                       10 years of mortality improvement based
                                       upon projection Scale AA, a 10-year age
                                       setback and interest at 1.00%. (Company
                                       adjusted to reflect amounts of monthly
                                       income payments shown in the GMIB
                                       annuity tables.)]

ANNUITY OPTIONS:                       (a)[Life Annuity with 5 Years of
                                          Annuity Payments Guaranteed.

                                       (b)[Joint and Last Survivor Annuity
                                          with 5 Years of Annuity Payments
                                          Guaranteed.]

GMIB INCOME DATE:                      [February 15, 2015]

GMIB RIDER
TERMINATION DATE:                      Contract Anniversary prior to the
                                       Owner's (or oldest Joint Owner's or
                                       Annuitant's if owner is a non-natural
                                       person) [91/st/] birthday

GUARANTEED PRINCIPAL OPTION FIRST
EXERCISE DATE:                         [02/15/2015]

GMIB FIRST OPTIONAL STEP-UP DATE:      [02/15/2006]

GMIB OPTIONAL STEP-UP WAITING PERIOD:  [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:          [80]

OPTIONAL STEP-UP GMIB INCOME DATE:     [10/th/] Contract Anniversary following
                                       the date the most recent GMIB Optional
                                       Step-Up took effect

MAXIMUM OPTIONAL STEP-UP CHARGE:       [1.50%]

ALLOCATION, TRANSFER, AND REBALANCING
-------------------------------------
LIMITS:
-------

   GMIB SUBACCOUNTS:                   [12-Month EDCA
                                       3-Month Market Entry
                                       6-Month EDCA
                                       American Funds Balanced Allocation
                                       Portfolio
                                       American Funds Moderate Allocation
                                       Portfolio
                                       BlackRock Money Market Portfolio

MLIU-EGMIB (4/08)

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                                    MetLife Balanced Strategy Portfolio
                                    MetLife Defensive Strategy Portfolio
                                    MetLife Moderate Strategy Portfolio
                                    SSgA Growth and Income ETF Portfolio]

    PLATFORM 1 MINIMUM PERCENTAGE:  [30%]

    PLATFORM 1 SUBACCOUNTS:         [American Funds Bond Portfolio
                                    Barclays Capital Aggregate Bond Index
                                    Portfolio
                                    BlackRock Money Market Portfolio
                                    PIMCO Inflation Protected Bond Portfolio
                                    PIMCO Total Return (Class B)
                                    Western Asset Management U.S.
                                    Government Port (B)]

    PLATFORM 2 MAXIMUM PERCENTAGE:  [70%]

    PLATFORM 2 SUBACCOUNTS:         [American Funds Balanced Allocation
                                    Portfolio
                                    American Funds Growth Allocation
                                    Portfolio
                                    American Funds Growth Portfolio
                                    American Funds International Portfolio
                                    American Funds Moderate Allocation
                                    Portfolio
                                    BlackRock High Yield Portfolio
                                    Davis Venture Value Portfolio
                                    Harris Oakmark International Portfolio
                                    Janus Forty Portfolio
                                    Jennison Growth Portfolio
                                    Legg Mason Partners Aggressive Growth
                                    Portfolio
                                    Legg Mason Value Equity Portfolio
                                    Loomis Sayles Global Markets Portfolio
                                    Lord Abbett Bond Debenture Portfolio
                                    (Class B)
                                    Lord Abbett Growth & Income (Class B)
                                    Met/Franklin Mutual Shares Portfolio
                                    Met/Franklin Templeton Founding
                                    Strategy Portfolio
                                    MetLife Aggressive Strategy Portfolio
                                    MetLife Balanced Strategy Portfolio
                                    MetLife Defensive Strategy Portfolio
                                    MetLife Growth Strategy Portfolio
                                    MetLife Moderate Strategy Portfolio
                                    MetLife Stock Index Portfolio
                                    MFS Research International Portfolio
                                    (Class B)
                                    Morgan Stanley EAFE Index Portfolio
                                    Pioneer Fund Portfolio
                                    Pioneer Strategic Income Portfolio
                                    Rainier Large Cap Equity Portfolio
                                    SSgA Growth and Income ETF Portfolio
                                    SSgA Growth ETF Portfolio
                                    Van Kampen Comstock Portfolio]

    PLATFORM 3 MAXIMUM PERCENTAGE:  [15%]

    PLATFORM 3 SUBACCOUNTS:         [Goldman Sachs MidCap Value Portfolio
                                    Lazard Mid Cap Portfolio (Class B)
                                    Lord Abbett Mid Cap Value Portfolio
                                    (Class B)
                                    Met/Artisan Mid Cap Value Portfolio
                                    MetLife Mid Cap Stock Index Portfolio
                                    T. Rowe Price Mid Cap Growth Portfolio
                                    (Class B)
                                    Turner Mid Cap Growth Portfolio]

    PLATFORM 4 MAXIMUM PERCENTAGE:  [15%]

    PLATFORM 4 SUBACCOUNTS:         [Clarion Global Real Estate Portfolio
                                    (Class B)

MLIU-EGMIB (4/08)

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                                      Met/AIM Small Cap Growth Portfolio
                                      Met/Dimensional International Small
                                      Company Port
                                      Met/Eaton Vance Floating Rate Portfolio
                                      Met/Templeton International Bond
                                      Portfolio
                                      MFS Emerging Markets Equity Portfolio
                                      RCM Technology Portfolio
                                      Russell 2000 Index Portfolio
                                      Third Avenue Small Cap Value Portfolio
                                      Van Eck Global Natural Resource]

MLIU-EGMIB (4/08)